Exhibit 10.59

December 14, 2018

CONSENT TO EXCHANGE

Dear James E. Dwyer, Jr.:

Post Holdings, Inc. (“Post”) and 8th Avenue Food & Provisions, Inc. (“8th Avenue”) hereby offer you the opportunity to exchange (turn in for cancellation) your outstanding restricted stock unit (“RSU”) awards pursuant to equity incentive plans maintained by Post (collectively, the “Post Plans”) and listed below (your “Post Equity”), for a new grant of stock options to purchase Class A Common Stock of 8th Avenue (the “8th Avenue Common Stock”) pursuant to the 8th Avenue Food & Provisions, Inc. 2018 Equity Incentive Plan (such plan, the “8th Avenue Plan”).

If you elect to exchange your Post Equity by timely executing the Acceptance Form attached hereto as Exhibit 1 (the “Acceptance Form”) and you remain an employee of 8th Avenue or its subsidiaries, 8th Avenue will issue to you a new grant of 335,795.190 stock options (which options will consist of 144,887.380 time-based vesting options and 190,907.810 performance-based vesting options, as more fully described in the Award Agreement (as such term is defined in the 8th Avenue Plan, the form of which is attached hereto as Exhibit 2)) to purchase 8th Avenue Common Stock pursuant to the 8th Avenue Plan, and subject to the terms of the applicable Award Agreement (the “8th Avenue Stock Options”).

Your Post Equity

Grant Date	Type of Award	Number of RSUs Outstanding
11/14/2016	RSU	2,667
11/13/2017	RSU	5,541

Description of Exchange

The terms of the exchange are described below.

•
Date of Exchange: The cancellation of the Post Equity is expected to occur as soon administratively practicable following the Grant Date (as such term is defined in the Award Agreement) of 8th Avenue Stock Options.

•	Amount to be Exchanged: You may only elect to exchange all or none of your Post Equity.

•	Term and Expiration of Exchange Offer: You must return an executed Acceptance form on or before January 4, 2019.

•
Rights under your Post Equity Grants: If you elect to exchange your Post Equity, all of the award agreements governing the Post Equity and the Post Equity represented thereby will be fully cancelled, and you will have no remaining rights under the cancelled agreements.

•
Terms and Conditions of the 8th Avenue Stock Options: All terms and conditions of the new 8th Avenue Stock Options will be included in the new Award Agreement, or referenced in the new Award Agreement and included in the 8th Avenue Plan. Note that the 8th Avenue Stock Options are not RSU awards and will be subject to different vesting and forfeiture provisions, which are included in the 8th Avenue Plan and the Award Agreement. By electing to exchange your Post Equity, you will be deemed to have consented to such terms and conditions.

Procedures for Exchanging Post Equity
If you do not exchange your Post Equity you will not receive a grant of 8th Avenue Stock Options now and should not anticipate that you will receive one in the future, even if you remain employed with 8th Avenue and its subsidiaries. However, participation in this exchange offer is in no way obligatory or mandatory; the decision to participate is yours alone. To exchange your Post Equity for 8th Avenue Stock Options, you must, in accordance with the terms of the Acceptance Form, properly complete, duly execute and deliver the Acceptance Form to Diedre J. Gray, Executive Vice President, General Counsel and Chief Administrative Officer, Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, MO 63144, by 5pm CST on January 4, 2019. Post will determine, in its discretion, all questions as to form of documents and the validity, form, eligibility, including time of receipt, and acceptance of the Acceptance Form. Post’s determination will be final and binding on all parties.
Subject to Post’s rights to extend, terminate and amend this exchange offer, Post currently expects that it will promptly, after the expiration date of this exchange offer, accept all timely and validly executed Acceptance Forms, which will constitute a binding agreement between Post, 8th Avenue and you upon the terms and subject to the conditions of this exchange. Once Post has accepted the cancellation of your Post Equity, 8th Avenue will issue you the 8th Avenue Stock Options as described in this letter, subject to the terms and conditions set forth in the new 8th Avenue Plan and Award Agreement and the approval of the board of directors of 8th Avenue (“8th Avenue Board”).

Continuing Eligibility

If you do not remain an employee of 8th Avenue or its subsidiaries, you will not be entitled to exchange your Post Equity for 8th Avenue Stock Options. Nothing set forth in this exchange offer or the Acceptance Form shall be construed as an employment agreement.
Conditions to the Offer
Post and 8th Avenue expressly reserve the right, in our discretion, at any time and from time to time to extend the period of time during which this exchange offer is open and thereby delay the acceptance of any Acceptance Forms. 8th Avenue has the right to individually negotiate the terms of the 8th Avenue Stock Options to be granted to any holder of Post Equity that is employed with 8th Avenue, and therefore holders of Post Equity receiving this offer to exchange should not expect that the terms of the 8th Avenue Stock Options being offered to them in exchange for their Post Equity are the same as the terms being offered to other holders of Post Equity.

Information Concerning 8th Avenue
The 8th Avenue Common Stock is not currently publicly traded on any exchange or automated quotation system. We recommend that you carefully review the information in this letter, the attached Acceptance Form, the 8th Avenue Plan and the form of Award Agreement enclosed herewith before making any decisions regarding participation in this exchange offer.
Advisors / Review of Documentation
Post, THL and 8th Avenue recommend that you consult your own tax, financial, legal or other advisors with respect to the consequences of participating in this exchange offer. We further advise that you carefully review the Post Plans relevant to your Post Equity and the 8th Avenue Plan and the Award Agreement and the respective terms of each of the foregoing prior to deciding whether to participate in this exchange offer.
No Recommendation
Although the compensation committee of the Post board of directors and the 8th Avenue Board has approved this exchange offer, none of Post, 8th Avenue, any stockholders of 8th Avenue (including investment funds affiliated with Thomas H. Lee Partners, L.P.), the compensation committee of the Post board of directors, the 8th Avenue Board nor any of its or their directors or officers are making any recommendation as to whether you should exchange your Post Equity.
Grant of 8th Avenue Stock Options is Subject to 8th Avenue Board Approval
The grant of 8th Avenue Stock Options is subject to approval by the 8th Avenue Board. If the 8th Avenue Board does not approve the grants, your election to exchange will be cancelled and your Post Equity will remain outstanding and subject to their original terms.
* * * * * *
We have not authorized any person to make any recommendation on our behalf as to whether you should exchange your Post Equity. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representation in connection with this exchange offer other than the information and representations contained in this letter or in the related Acceptance Form. If anyone makes any recommendation or representation or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

Sincerely,
/s/ Diedre J. Gray

Diedre J. Gray
Executive Vice President, General Counsel,
and Chief Administrative Officer, Secretary
Post Holdings, Inc.

/s/ John Lavey

John Lavey
Associate General Counsel, Secretary
8th Avenue Food & Provisions, Inc.

Exhibit 1
ACCEPTANCE FORM

DELIVERY OF THIS ACCEPTANCE FORM OTHER THAN AS SET FORTH IN THE EXCHANGE OFFER LETTER WILL NOT CONSTITUTE A VALID DELIVERY. A FAILURE TO ELECT TO EXCHANGE YOUR POST EQUITY FOR 8TH AVENUE STOCK OPTIONS OR YOUR FAILURE TO DELIVER AN EXECUTED ACCEPTANCE FORM IN A TIMELY AND OTHERWISE VALID MANNER SHALL BE DEEMED AN ELECTION NOT TO EXCHANGE YOUR POST EQUITY FOR 8TH AVENUE STOCK OPTIONS.

To Post Holdings, Inc. and 8th Avenue Food & Provisions, Inc.:
Upon the terms and subject to the conditions set forth in the Consent to Exchange offer letter, dated December 14, 2018 (the “Exchange Offer Letter”), the receipt of which I hereby acknowledge, and in this Acceptance Form (which, together with the Exchange Offer Letter, as they may be amended from time to time, constitutes the “Offer”), I, the undersigned, hereby elect to exchange all of my Post Equity for 8th Avenue Stock Options. All capitalized terms used herein and not otherwise defined will have the meanings ascribed to them in the Exchange Offer Letter.
By exchanging the Post Equity pursuant to the procedure described in the Exchange Offer Letter, I accept the terms and conditions of the Offer. Post’s acceptance for cancellation of the Post Equity will constitute a binding agreement between Post, 8th Avenue and me upon the terms and subject to the conditions of the Offer. I have been advised to consult with my own advisors as to the consequences of participating or not participating in the Offer. I have read, understand and agree to all of the terms and conditions of the Offer. All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns.
* * * * * *

I elect (place an “X” by your election):
[X] to exchange my Post Equity for 8th Avenue Stock Options
[ ] not to exchange my Post Equity for 8th Avenue Stock Options

SIGNATURE OF POST EQUITY HOLDER

X	/s/ James E. Dwyer, Jr.

Date: 12, 18, 2018

Print Name: James E. Dwyer, Jr.

Address: XXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXX

Telephone No. (with area code): XXX XXX XXXX